Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
The Hershey Company:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of The Hershey Company of our reports dated February 22, 2007, with respect to the consolidated balance sheets of The Hershey Company as of December 31, 2006 and 2005, and the related consolidated statements of income, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2006, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated herein by reference.

Our report on the consolidated financial statements refers to the Company’s adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pensions and Other Postretirement Plans at December 31, 2006.

/s/ KPMG LLP
New York, New York
June 14, 2007